Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Leigh E. Ginter
Chief Financial Officer
leigh.ginter@norcraftcompanies.com
(651) 234-3315

NORCRAFT HOLDINGS, L.P. AND NORCRAFT COMPANIES, L.P. REPORT FIRST

QUARTER 2006 RESULTS

May 11, 2006 – Eagan, Minnesota — Norcraft Holdings, L.P. (Holdings) and Norcraft Companies, L.P. (Norcraft) today reported financial results for the first quarter ended March 31, 2006. The financial results for Holdings include the accounts of its indirect wholly-owned subsidiary, Norcraft. Other than Holdings’ obligations under its $118.0 million 9 3/4% senior discount notes, including related deferred issuance costs, debt issuance amortization, and related interest expense (all of which are non-cash), all other assets, liabilities, income, expenses, and cash flows presented for all periods generally represent those of Norcraft. Additionally, for the first quarter of 2006, there was a temporary item which resulted in a difference in cash and prepaid expenses between Holdings and Norcraft.

FINANCIAL RESULTS

First Quarter of Fiscal 2006 Compared with First Quarter of Fiscal 2005

Net sales increased $16.7 million, or 18.2%, from $92.0 million for the first quarter of 2005 compared to $108.7 million for the same quarter of 2006. Income from operations increased by $0.5 million, or 3.5%, from $13.8 million for the first quarter of 2005 compared to $14.3 million for the same quarter of 2006. Net income for Holdings increased $1.1 million, from $7.2 million for the first quarter of 2005 to $8.3 million in the same quarter of 2006. Net income for Norcraft increased $1.3 million, from $9.3 million for the first quarter of 2005 to $10.6 million for the same quarter of 2006.

EBITDA (as defined in the attached table) was $17.0 million for the first quarter of 2005 compared to $17.8 million for the same quarter of 2006. EBITDA for the first quarter of the prior year included the effect of the Company’s change in its vacation policy. This change resulted in non-recurring adjustments which increased EBITDA by approximately $1.7 million during that period.

“Revenue growth continued to be strong, and margins were stable.” commented President and CEO, Mark Buller. “Generally, we are pleased with the Company’s performance during the first quarter of 2006. Inflationary pressures on raw material and freight cost continue to impact us, and we continue to work to improve production inefficiencies related to our sales growth.”

CONFERENCE CALL

Norcraft has scheduled a conference call on Friday, May 12, 2006 at 10:00 a.m. Eastern Time. To participate, dial 866-761-0752 and use the pass code 86345339. A telephonic replay will be available by calling 888-286-8010 and using pass code 95900904.

GENERAL

Norcraft Companies is a leader in manufacturing, assembling and finishing kitchen and bathroom cabinetry in the United States. We provide our customers with a single source for a broad range of high-quality cabinetry, including stock, semi-custom and custom cabinets. Our cabinets are manufactured in both framed and full access construction. We market our products through four brands: Mid Continent Cabinetry, UltraCraft, StarMark and Fieldstone.

-Selected Financial Data Tables Follow-

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.		Norcraft Companies, L.P.
	March 31, 2006	December 31, 2005	March 31, 2006	December 31, 2005
ASSETS
Current assets:
Cash	$13,539	$933	$13,014	$933
Trade accounts receivable, net	39,927	37,015	39,927	37,015
Inventories	26,258	24,197	26,258	24,197
Prepaid expenses and other	2,279	1,921	2,804	1,921

Total current assets	82,003	64,066	82,003	64,066

Property, plant and equipment, net	36,351	36,485	36,351	36,485

Other assets:
Goodwill	148,459	148,459	148,459	148,459
Customer relationships, net	56,081	57,197	56,081	57,197
Brand names	49,000	49,000	49,000	49,000
Deferred financing costs, net	8,012	8,396	5,054	5,344
Display cabinets, net	9,053	8,443	9,053	8,443
Deposits	96	111	96	111

Total other assets	270,701	271,606	267,743	268,554

Total assets	$389,055	$372,157	$386,097	$369,105

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Book overdrafts payable	$24	$1,666	$24	$1,666
Accounts payable	13,034	10,817	13,034	10,817
Accrued expenses	25,425	20,537	25,425	20,537
Members’ distribution payable	3,360	—	3,360	—

Total current liabilities	41,843	33,020	41,843	33,020
Long-term debt	243,764	241,567	150,000	150,000

Commitments and contingencies	—	—	—	—

Members’ equity subject to put request	48,254	46,094	—	—

Members’ equity	55,194	51,476	194,254	186,085

Total liabilities and members’ equity	$389,055	$372,157	$386,097	$369,105

Consolidated Statements of Income

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.		Norcraft Companies, L.P.
	Three Months Ended March 31,		Three Months Ended March 31,
	2006	2005	2006	2005
Net sales	$108,666	$91,954	$108,666	$91,954
Cost of sales	76,550	63,102	76,550	63,102

Gross profit	32,116	28,852	32,116	28,852

Selling, general and administrative expenses	17,816	15,034	17,816	15,034

Income from operations	14,300	13,818	14,300	13,818

Other expense (income):
Interest expense	5,589	5,891	3,392	3,893
Amortization of deferred financing costs	384	688	290	602
Other, net	52	—	52	—

	6,025	6,579	3,734	4,495

Net income	$8,275	$7,239	$10,566	$9,323

Consolidated Statements of Cash Flows

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.		Norcraft Companies, L.P.
	Three Months Ended March 31,		Three Months Ended March 31,
	2006	2005	2006	2005
Cash flows from operating activities:
Net income	$8,275	$7,239	$10,566	$9,323
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment:	1,120	1,190	1,120	1,190
Amortization:
Customer relationships	1,116	1,116	1,116	1,116
Deferred financing costs	384	688	290	602
Display cabinets	1,247	910	1,247	910
Provision for uncollectible accounts receivable	116	194	116	194
Provision for obsolete and excess inventory	180	150	180	150
Provision for warranty claims	1,261	715	1,261	715
Accreted interest borrowings on senior notes	2,197	1,998	—	—
Stock compensation expense	184	52	184	52
(Gain) loss on sale of equipment	(15)	54	(15)	54
Change in operating assets and liabilities:
Accounts receivable	(3,063)	(3,878)	(3,063)	(3,878)
Inventories	(2,179)	(2,431)	(2,179)	(2,431)
Prepaid expenses and other	(358)	(78)	(883)	(78)
Other assets	15	—	15	—
Accounts payable and accrued liabilities	6,640	3,546	6,640	3,546

Net cash provided by operating activities	17,120	11,465	16,595	11,465

Cash flows from investing activities:
Proceeds from sale of property and equipment	54	10	54	10
Purchase of property, plant and equipment	(1,776)	(1,863)	(1,776)	(1,863)
Purchase of display cabinets	(1,857)	(1,587)	(1,857)	(1,587)

Net cash used in investing activities	(3,579)	(3,440)	(3,579)	(3,440)

Cash flows from financing activities:
Payments on term loan	—	(6,000)	—	(6,000)
Book overdrafts payable	(1,642)	—	(1,642)	—
Proceeds from issuance of member interests	840	—	840	—
Repurchase of members’ interests	(112)	(236)	(112)	(236)
Tax adjustments (distributions) to members	10	(3)	10	(3)

Net cash used in financing activities	(904)	(6,239)	(904)	(6,239)

Effect of exchange rates on cash	(31)	(37)	(31)	(37)

Net increase in cash	12,606	1,749	12,081	1,749

Cash, beginning of the period	933	823	933	823

Cash, end of period	$13,539	$2,572	$13,014	$2,572

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$17	$472	$17	$472

Supplemental disclosure of non-cash transactions:
Tax distributions declared but not paid	$3,360	$1,000	$3,360	$1,000

Reconciliation of Net Income to EBITDA

(dollar amounts in thousands)

EBITDA is net income before income tax expense, interest expense, depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry, as the calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, which items may vary for different companies for reasons unrelated to overall operating performance. We also believe EBITDA provides information relevant to investors regarding our ability to service and/or incur debt. EBITDA is not a presentation made in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as substitutes for net income, cash flows from operating activities or other income statement or cash flow statement data prepared in accordance with U.S. GAAP. Our calculations of EBITDA are not necessarily comparable to those of other similarly titled measures reported by other companies. The calculations of EBITDA are shown below:

	Norcraft Holdings, L.P. (unaudited)
	Three Months Ended March 31,			Twelve Months Ended March 31, 2006
	2006	2005
Net income	$8,275	$7,239	(1)	$30,705
Interest expense	5,589	5,891		22,906
Depreciation	1,120	1,190		4,730
Amortization of deferred financing costs	384	688		3,823
Amortization of customer relationships	1,116	1,116		4,467
Display cabinet amortization	1,247	910		4,638
State Taxes	32	—		239

EBITDA	$17,763	$17,034		$71,508

	Norcraft Companies, L.P. (unaudited)
	Three Months Ended March 31,			Twelve Months Ended March 31, 2006
	2006	2005
Net income	$10,566	$9,323	(1)	$39,582
Interest expense	3,392	3,893		14,392
Depreciation	1,120	1,190		4,730
Amortization of deferred financing costs	290	602		3,460
Amortization of customer relationships	1,116	1,116		4,467
Display cabinet amortization	1,247	910		4,638
State Taxes	32	—		239

EBITDA	$17,763	$17,034		$71,508

1)	Net income during the three months ended March 31, 2005 includes an adjustment related to our change in vacation policy which increased net income by $1,704.